Exhibit 21
                                 To Form 10-KSB
                      for the year ended December 31, 2003


                    Cornerstone Ministries Investments, Inc.

Subsidiaries of the small business issuer:

                                    State of          Name under which
       Subsidiary                Incorporation         doing business
       ----------                -------------         --------------
Wellstone Communities Inc.         Georgia        Wellstone Communities Inc.
Wellstone Financial Group, LLC     Georgia        Wellstone Financial Group, LLC